Exhibit 99.2

TABLE OF CONTENTS

UNAUDITED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AS OF DECEMBER 31, 2014 AND MARCH 31, 2015 AND UNAUDITED STATEMENTS OF REVENUE AND DIRECT EXPENSES OF IBM’S RIVERMINE TELECOM EXPENSE MANAGEMENT DIVISION FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2015

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Unaudited Statements of Assets Acquired and Liabilities Assumed as of December 31, 2014 and March 31, 2015	1

Unaudited Statements of Revenue and Direct Expenses for the Three Months ended March 31, 2014 and 2015	2

Notes to Financial Statements	3

IBM’s Rivermine Telecom Expense Management Division

Unaudited Statements of Assets Acquired and Liabilities Assumed

(in thousands)

	December 31,	March 31,
	2014	2015
ASSETS
Computer equipment- net	$79	$69
Total assets	79	69

LIABILITIES
Deferred revenue	$2,280	$2,135
Total liabilities	2,280	2,135
Net Liabilities Assumed	$(2,201)	$(2,066)

See accompanying notes to financial statements.

IBM’s Rivermine Telecom Expense Management Division

Unaudited Statements of Revenue and Direct Expenses

For the Three Months ended March 31, 2014 and 2015

(in thousands)

	2014	2015

Revenue:
Recurring technology and services	$6,059	$6,793
Strategic consulting, software licenses and other	796	35
Total revenue	6,855	6,828

Direct Expenses:
Cost of revenue	4,917	5,410
Sales	1,599	1,599
Research and development	528	588
Depreciation	10	10
Total direct expenses	7,054	7,607

Excess of Direct Expenses over Revenue	$(199)	$(779)

See accompanying notes to financial statements.

IBM’S RIVERMINE TELECOM EXPENSE MANAGEMENT DIVISION

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

1.       Organization and Background

Background — International Business Machine Corporation (“IBM”) acquired the Rivermine Telecom Expense Management Division (the ‘Company”) through it’s acquisition of Emptoris, Inc. in December 2011.  Rivermine is a leading provider of telecom expense management solutions, helping companies reduce telecommunications expenses by holistically managing their mobile and wireline communications lifecycles.

On May 6, 2015, Tangoe, Inc. a Delaware corporation (the “Buyer”) entered into an Asset Purchase Agreement (“APA”)  with IBM, a Delaware corporation, pursuant to which the parties agreed to the purchase by the Buyer of certain assets and liabilities of Rivermine (the “TEM Business”) through an asset purchase (the “Rivermine Acquisition”).  The Rivermine Acquisition closed on May 31, 2015.  At the closing of the Rivermine Acquisition, the Buyer acquired Rivermine for aggregate consideration of $22.0 million payable at closing.  As part of the APA, IBM is paying the Buyer $1.2 million related to deferred revenue balance.

The TEM Business is a component of IBM’s historical business operations and IBM continues to operate the portion of its business not acquired by Tangoe, Inc. The assets acquired consist of computer equipment and the liabilities assumed consist of deferred revenue. The statements of revenue and direct expenses contain direct revenue and expenses of the TEM Business.

Basis of Presentation — The accompanying statements of assets acquired and liabilities assumed and revenue and direct expenses are presented in accordance with the APA. The financial information is not intended to be a complete presentation of the financial position or results of operations of the acquired operations on a stand-alone basis. The statements of cash flow have not been presented since it is not practical to prepare cash flow information relating to the operating, investing and financing activities of the TEM business since they were not operated as a separate entity and information required to prepare the statement of cash flow is not determinable.

The accompanying financial information has been prepared from the books and records maintained by the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The statements of revenue and direct expenses include all revenue and costs applicable to the operations of the TEM Business sold to Tangoe, Inc. for which specific identification was practical. In addition, corporate overhead costs incurred by IBM that represent the cost of doing the TEM Business and for which specific identification was not practical, including legal, accounting fees, rent and other administrative costs, were not allocated to the TEM business.  The statements of revenue and direct expenses do not include a provision for income taxes as any tax liability and related assets were excluded from the APA. The statements of assets acquired and liabilities assumed includes only the specific assets and liabilities related to the TEM Business that were identified in the APA. The financial information is not intended to be indicative of the financial position or results of operations had the acquired operations been operated as an autonomous company or the way they will perform under Tangoe, Inc’s ownership and management.

Use of Estimates — The preparation of financial information in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial information and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Management believes that the estimates and assumptions used in the preparation of the financial information are prudent and reasonable. Significant estimates and assumptions impact various accounts and disclosures including, but not limited to, the allocation of corporate overhead costs, the useful lives of computer equipment, and intangible assets and the valuation of assets and liabilities acquired in a business combination as applicable to the TEM Business.  Actual results could differ from those estimates. Appropriate changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates.

Changes in estimates are reflected in the financial information in the period in which changes are made and, if material, their effects are disclosed in the notes to the financial information.

Computer Equipment — Computer equipment are stated at cost less accumulated depreciation. The TEM Business depreciates all computer equipment over the asset’s estimated useful life using the straight-line method. The

IBM’S RIVERMINE TELECOM EXPENSE MANAGEMENT DIVISION

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

statements of revenue and direct expenses include depreciation expense associated with assets that were assumed by the Buyer.  The estimated useful life of computer equipment is 4 years.

Gains and losses arising from retirement or disposal of computer equipment are determined as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statements of revenue and direct expenses on the date of retirement and disposal as part of general and administrative expenses.

Costs of additions and substantial improvements to computer equipment are capitalized. The costs of maintenance and repairs of computer equipment are charged to operating expenses.

Revenue Recognition— Recurring technology and services revenue consists of subscription-based fees, software subscription license fees, software maintenance fees and hosting fees related to the use of the Company’s solution to manage its customers’ communications expenses. Strategic consulting, software licenses and other revenues consist of fees for contract negotiations, bill audits, professional services and perpetual software licenses.  The Company recognizes revenue when persuasive evidence of an arrangement exists, pricing is fixed or determinable, collection is reasonably assured and delivery or performance of service has occurred.

Recurring technology and services subscription-based fees, software subscription license fees, software maintenance fees and hosting fees are recognized ratably over the term of the period of service. The subscription-based services the Company provides include help desk, asset procurement and provisioning and carrier dispute resolution. The Company follows the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605-10-S99, Revenue Recognition, and ASC 605-25, Revenue Recognition with Multiple-Element Arrangements.  When contracts contain multiple elements, the Company evaluates each element in the contract to determine whether it represents a separate unit of accounting. In order to account for deliverables in a multiple-deliverable arrangement as separate units of accounting, the deliverables must have stand-alone value upon delivery. When multiple deliverables included in an arrangement are separable into different units of accounting, the arrangement consideration is allocated to the identified separate units of accounting based on their relative selling price. Multiple-deliverable arrangements accounting guidance provides a hierarchy to use when determining the relative selling price for each unit of accounting. Vendor-specific objective evidence (“VSOE”) of selling price, based on the price at which the item is regularly sold by the vendor on a stand-alone basis, is used if it exists. If VSOE of selling price is not available, third-party evidence (“TPE”) of selling price is used to establish the selling price if it exists. If VSOE of selling price and TPE of selling price are not available, the best estimate of selling price (“BESP”) is used.  The Company determines the BESP for a product or service by considering multiple factors including, but not limited to, integration of project offerings, volume and location of telecommunication spend to be managed and discounting practices.

Software license fees consist of fees paid for a perpetual license agreement for the Company’s technology, which are recognized in accordance with ASC 985-605, Software Revenue Recognition. VSOE for maintenance and support is established by a stated renewal rate included in the license arrangement or rates charged in stand-alone sales of maintenance and support. If software maintenance fees are provided for in the license fee or at a discount pursuant to a license agreement, a portion of the license fee equal to the fair market value of these amounts is allocated to software maintenance revenue based on the value established by independent sales of such maintenance services to customers.

Professional services related to the implementation of the Company’s software products (“Consulting Services”) are generally performed on a fixed fee basis under separate service arrangements. Consulting Services revenue is recognized as the services are performed by measuring progress towards completion based upon either costs or the achievement of certain milestones. The Company also provides contract negotiation and bill audit services (“Strategic Sourcing Services”) on behalf of its customers, which are generally performed on a contingency fee basis, with the Company’s fees being based on a percentage of the savings the Company achieves for the customer. Revenue from Strategic Sourcing Services engagements is recognized as savings are secured for the customer or as work is completed.  The revenue is generally billed as a base fee and a contingency fee based upon the amount of savings secured multiplied by the contingency fee percentage to which the Company is entitled.

Deferred revenue consists of the unearned portion of maintenance (postcontract customer support) services provided by the TEM Business to customers based on maintenance agreements for the TEM Business’s products and deferred license, subscription and professional services revenue generated from arrangements that are invoiced in

IBM’S RIVERMINE TELECOM EXPENSE MANAGEMENT DIVISION

NOTES TO UNAUDITED INTERIM FINANCIAL INFORMATION

accordance with the terms and conditions of the arrangement but do not meet all of the criteria of the TEM Business’s revenue recognition policies, and are, therefore, deferred until all revenue recognition criteria are met.

Cost of Revenue — Cost of revenue consists primarily of expenses associated with personnel related to delivery of Telecom Expense Management services and providing technical support services to customers. These expenses primarily include network and hosting charges to third parties, personnel costs, software and computer equipment costs.

2.                      COMPUTER EQUIPMENT, NET

Computer equipment at December 31, 2014 and March 31, 2015, consist of the following:

	2014	2015
Computer equipment	$159	$159
Accumulated depreciation	(80)	(90)
Computer equipment, net	$79	$69

3.                      SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through August 14, 2015 which is the date these financial statements were available to be issued.